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                            KEY ENERGY SERVICES, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT

                                                               December 13, 2001

Lehman Brothers Inc.
101 Hudson Street
Jersey City, New Jersey 07302


Ladies and Gentlemen:

               Key Energy Services, Inc., a Maryland corporation (the "COMPANY"), proposes, subject to the terms and conditions contained herein, to sell to you (the "UNDERWRITER"), an aggregate of 5,400,000 shares (the "SHARES") of the Company's Common Stock, $0.10 par value (the "COMMON STOCK"). This is to confirm the agreement concerning the purchase of the Shares from the Company by the Underwriter.

               The Company has filed with the Securities and Exchange
Commission (the "COMMISSION"), a registration statement on Form S-3 (No. 333-67665) and a prospectus for the registration of the issuance of Shares under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations thereunder (the "SECURITIES ACT REGULATIONS"). The Company has prepared and filed such amendments thereto, if any, and such prospectus supplements, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such prospectus supplements as may hereafter be required in connection with the offering and sale of the Shares. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective (including all information deemed (whether by incorporation by reference or otherwise) to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations) is hereinafter called the "REGISTRATION STATEMENT," except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Delivery Date (as defined below), "Registration Statement" shall refer to such registration statement as so amended. As used herein, the term "PROSPECTUS" means the prospectus included in the Registration Statement in the form filed with the Commission on April 16, 1999 pursuant to Rule 424(b) under the Securities Act Regulations, except that, subject to
Section 5(a) below, if any revised prospectus or prospectus supplement shall be provided to the Underwriter by the Company for use in connection with the offering and sale of the Shares which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act Regulations), the term "Prospectus" shall refer to the Prospectus as revised or supplemented by such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriter for such use. The Commission has not issued any order preventing or suspending the use of the Prospectus.

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               1.   SALE AND PURCHASE OF THE SHARES. On the basis of the
representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase the Shares from the Company, at a price of $8.00 per share.

               The Company shall not be obligated to deliver any of the Shares to be delivered on the Delivery Date (as hereinafter defined), except upon payment for all the Shares to be purchased on such Delivery Date as provided herein.

               2.   DELIVERY AND PAYMENT. Delivery by the Company of the
Shares to the Underwriter, and payment of the purchase price by wire transfer payable in same day funds drawn to the order of the Company for the Shares purchased from the Company, against delivery of the respective certificates therefor to the Underwriter, shall take place at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10022, at 10:00 a.m., New York City time, on the fourth business day following the date of this Agreement, or at such time on such other date, not later than 10 business days after the date of this Agreement, as shall be agreed upon by the Company and the Underwriter (such time and date of delivery and payment are sometimes referred to as the "DELIVERY DATE").

               Certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Underwriter shall request at least two full business days before the Delivery Date and shall be made available to the Underwriter for checking and packaging, at such place as is designated by the Underwriter, on the full business day before the Delivery Date.

               3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Underwriter as follows:

               (a)  The Company's capitalization consists of 200,000,000
         shares of Common Stock, of which as of December 12, 2001, 102,546,713 shares are outstanding and 12,394,191 shares are reserved for issuance pursuant to outstanding options, warrants and convertible securities. The Company's certificate of incorporation gives the Company's board of directors the authority, without further shareholder action, to redesignate all of the authorized and unissued shares of the Company's Common Stock into one or more series of preferred stock. As of the date hereof, no shares have been so designated or issued. The outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and all of the issued and outstanding capital stock or partnership interests, as applicable, of each of the Subsidiaries (which capitalized term is defined to include only those subsidiaries of the Company that are listed in Schedule I hereto) have been duly and validly authorized and issued and are fully paid and non-assessable, and all of the outstanding shares of capital stock or partnership interests, as applicable, of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company; other than stock option grants to employees and directors and except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such


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         capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options.

               (b) each of the Company and its subsidiaries has been duly formed and is validly existing in good standing under the laws of its jurisdiction of organization with full power and authority to own its properties and to conduct its business as described in the Registration Statement and Prospectus and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions contemplated hereby, except where the failure by any of such subsidiaries to be organized or validly existing or to have such power or authority or to be in good standing would not reasonably be expected to have a material adverse effect on the consolidated financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT");

               (c) the Company and all of its subsidiaries are duly qualified or licensed by each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure, individually or in the aggregate, to be so qualified or licensed would not reasonably be expected to have a Material Adverse Effect; except as disclosed in the Prospectus, no Subsidiary (other than Odessa Exploration Incorporated) is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary's capital stock or from repaying to the Company or any other subsidiary any amounts which may from time to time become due under any loans or advances to such subsidiary from the Company or such other subsidiary, or from transferring any such subsidiary's property or assets to the Company or to any other subsidiary; other than the Company's interests in the Marcum Midstream 1995-2 Business Trust and the Marcum Midstream 1997-1 Business Trust and except as disclosed in the Prospectus, the Company does not own, directly or indirectly, more than one percent of the capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

               (d) the Company and its subsidiaries are in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates, except where the failure to be in compliance would not have a Material Adverse Effect;

               (e) neither the Company nor any of its Subsidiaries is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective articles of incorporation or charter or by-laws, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties is bound, except for such breaches or defaults which would not reasonably be expected to have a Material Adverse Effect;


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               (f)  the execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby will not: (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the articles of incorporation or charter or by-laws of the Company or any of its subsidiaries, (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of its subsidiaries or any of their respective properties or assets, except in the case of clause (ii) or this clause (iii) for such breaches or defaults which would not reasonably be expected to have a Material Adverse Effect; (B) result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company or its subsidiaries; (C) accelerate the right of any holder of a security or obligation of the Company or its subsidiaries to receive a payment prior to maturity; or (D) trigger a change in control provision under any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their respective properties is bound, except, in the case of (B), (C) or (D), which would not reasonably be expected to have a Material Adverse Effect;

               (g) this Agreement has been duly authorized, executed and delivered by the Company;

               (h) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the Company's execution, delivery and performance of this Agreement, the consummation of the transaction contemplated hereby, and its sale and delivery of the Shares, other than (A) such as have been obtained, or will have been obtained at the Delivery Date, (B) such approvals as have been obtained, or will have been obtained at the Delivery Date, in connection with the approval of the listing of the Shares on the New York Stock Exchange and (C) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriter;

               (i) each of the Company and its subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; neither the Company nor any of its subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or


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         rule or any decree, order or judgment applicable to the Company or any of its subsidiaries which could reasonably be expected to have a Material Adverse Effect; and such licenses, authorizations, consents or approvals do not, individually or in the aggregate, contain any restriction sufficiently burdensome as to have a Material Adverse Effect and which restriction is not adequately disclosed in the Prospectus;

               (j) The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with;

                  (k) the Registration Statement complies, and the Prospectus and any further amendments or supplements thereto will, when filed with the Commission, comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations; the Registration Statement did not, and any amendment thereto relating to this offering will not, in each case as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus or any amendment or supplement thereto at the time of its delivery, will not, as of the applicable filing date and at the Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with the information concerning the Underwriter and furnished in writing by or on behalf of the Underwriter to the Company expressly for use in the Registration Statement or the Prospectus;

               (l) the Prospectus delivered to the Underwriter for use in connection with the offering of the Shares will be identical in all material respects to the version of the Prospectus created to be transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T;

               (m) on or before the Delivery Date, all legal or governmental proceedings, contracts or documents of a character required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus will have been so filed, summarized or described as required;

               (n) there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which could result in a judgment, decree, award or


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         order which, if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect;

               (o) the consolidated historical financial statements, including the notes thereto, filed or incorporated by reference as part of the Registration Statement or included in the Prospectus present fairly the consolidated financial position of the entities to which such financial statements relate (the "COVERED ENTITIES") as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity, in all material respects, with generally accepted accounting principles applied on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; and the amounts in the Company's Form 10-K, for the year ended June 30, 2001, under the caption "Selected Financial Data" incorporated by reference into the Prospectus fairly present, in all material respects, the information shown therein and have been compiled on a basis consistent with the financial statements included in the Prospectus;

               (p) KPMG LLP, whose reports on the consolidated financial statements of the Company and its subsidiaries are filed with the Commission as part of the Prospectus, are and were during the periods covered by their reports, independent public accountants as required by the Securities Act and the Securities Act Regulations;

               (q) subsequent to the most recent dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been (A) any material adverse change in the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise), present or prospective, of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (B) any transaction, which is material to the Company and its Subsidiaries taken as a whole, entered into by the Company or any of its Subsidiaries that is not in the ordinary course of business, (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of its Subsidiaries, which is material to the Company and its Subsidiaries taken as a whole other than those that were incurred in the ordinary course of business or (D) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

               (r) the Shares, when issued, will conform in all material respects to the description thereof contained in the Prospectus;

               (s) except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement;


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               (t)   the Shares have been duly authorized and, when issued
         and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the articles of incorporation or by-laws of the Company, under any agreement to which the Company or any of its Subsidiaries is a party or otherwise;

               (u) the Company has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

               (v) except with respect to the blue sky survey, the Company has not relied upon the Underwriter or legal counsel for the Underwriter for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

               (w) any certificate signed by any officer of the Company or any Subsidiary delivered to the Underwriter or to counsel for the Underwriter pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby;

               (x)   the form of certificate used to evidence the Common
         Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the articles of incorporation and by-laws of the Company and the requirements of the New York Stock Exchange;

               (y) the Company and the Subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or permitted by the indenture for the Company's 14%
         Senior Subordinated Notes due 2009 or such as do not result in a Material Adverse Effect and do not interfere with the use made or proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or which would not reasonably be expected to have a Material Adverse Effect;

               (z) the descriptions in the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no contracts, leases, or other documents of a character required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required;

               (aa) the Company and each subsidiary owns or possesses adequate license or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible


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         property rights and know-how (collectively "INTANGIBLES") necessary to entitle the Company and each subsidiary to conduct its business as described in the Prospectus, except to the extent that the failure to own or possess any such Intangibles would not have a Material Adverse Effect, and neither the Company, nor any subsidiary, has received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could reasonably be expected to have a Material Adverse Effect;

               (bb) the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;

               (cc) each of the Company and the Subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, except for failures to file that would not have a Material Adverse Effect, and have paid all taxes shown as due thereon other than those being contested in good faith and for which reserves have been provided in accordance with generally accepted accounting principles, those currently payable without penalty or interest, or the nonpayment of which would not have a Material Adverse Effect; and no tax deficiency has been asserted or determined adversely to the Company or any of its subsidiaries which has had a Material Adverse Effect (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would have such a Material Adverse Effect).

               (dd) each of the Company and its Subsidiaries carries, or is covered by, insurance in such amounts and covering such risks that the Company believes is adequate for the conduct of their respective businesses and the value of their respective properties, and is customary for companies engaged in similar businesses in similar industries;

               (ee) since the date of the Prospectus, neither the Company nor any of its Subsidiaries has violated, or received notice of any violation with respect to: (i) any federal or state law relating to discrimination in the hiring, promotion or pay of employees; or (ii) any applicable federal or state wages and hours law, the violation of any of which would reasonably be expected to have a Material Adverse Effect;

               (ff) except as would not, individually or in the aggregate, have a Material Adverse Effect: (i) the Company is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); (ii) no "REPORTABLE EVENT" (as defined in ERISA) has occurred with respect to any "PENSION PLAN" (as defined in ERISA) for which the Company would have any liability; (iii) the Company has not incurred and does not expect to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or
         (B) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including


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         the regulations and published interpretations thereunder (the "CODE");
         and (iv) each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification;

               (gg) there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms "hazardous wastes", "toxic wastes", "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection;

               (hh) to the knowledge of the Company, neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and its subsidiaries;

               (ii) there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the officers or directors of the Company or any of its subsidiaries or any of the members of the families of any of them that are required to be disclosed in the Prospectus that are not so disclosed;


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                  (jj)     since the 1992 reorganization of the Company, all
         securities issued by the Company have been issued and sold in compliance with (i) all applicable federal and state securities laws,
         (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity and, (iii) to the extent applicable to the issuing entity, the requirements of the New York Stock Exchange;

                  (kk) except in connection with certain acquisitions and except as described in the Registration Statement or the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants. The Company has not distributed and will not distribute any other offering material in connection with the offer and sale of the Shares other than the Registration Statement and the Prospectus;

                  (ll) other than as described in the Prospectus, the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated;

                  (mm) no relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its Subsidiaries on the other hand, which is required to be described in the Registration Statement or the Prospectus and which is not so described;

                  (nn) neither the Company nor any of the subsidiaries is and, after giving effect to the offering and sale of the Shares, will be an "investment company" or an entity "controlled" by and "investment company", as such terms are defined in the Investment Company Act of 1940, as amended; and

                  (oo) there are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or any of its subsidiaries which are likely to have, individually or in the aggregate, a Material Adverse Effect.

                  4. CONDITIONS OF THE UNDERWRITER'S OBLIGATIONS. The obligation of the Underwriter to purchase the Shares is subject to each of the following terms and conditions:

                  (a) Notification that the Registration Statement remains effective shall have been received by the Underwriter and the Prospectus shall have been timely filed with the Commission in accordance with Section 5(a) of this Agreement.

                  (b) No order preventing or suspending the use of the Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests by the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Underwriter.

                  (c) The representations and warranties of the Company contained in this Agreement and in the certificates delivered pursuant to Section 4(d) shall be true and correct, in all material respects, when made and on and as of the Delivery Date as if made on such date. The Company shall have materially performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by it at or before the Delivery Date.

                  (d) The Underwriter shall have received on the Delivery Date a certificate, addressed to the Underwriter and dated such Delivery Date, of the chief executive and the chief financial officer of the Company to the effect that (i) the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that the representations and warranties of the Company in this Agreement are materially true and correct on and as of the Delivery Date with the same effect as if made on the Delivery Date and the Company has performed, in all material respects, all covenants and agreements and satisfied, in all material respects, all conditions contained in this Agreement required to be performed or satisfied by it at or prior to the Delivery Date, and (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and to the best of their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act.

                  (e) The Underwriter shall have received, at the Delivery Date, a signed letter from KPMG LLP addressed to the Underwriter and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriter confirming that they are independent accountants within the meaning of the Securities Act and the Securities Act Regulations, and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and stating in effect that:

                           (i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations;

                           (ii) on the basis of carrying out certain procedures but not an examination in accordance with generally accepted auditing standards which would not necessarily reveal matters of significance with respect to the comments set forth in such letter, a reading of the minutes of the meetings of the stockholders and directors of the Company, and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to the date of the latest audited financial statements, except as disclosed in the Registration Statement and the Prospectus, nothing came to their attention which caused them to believe that:

                                    (A)      with respect to the Company, there
                           were, at a specified date not more than three business days prior to the date of the letter, any increases in the current liabilities and long-term liabilities of the Company or any decreases in net income or in working capital or the stockholders' equity in the Company, as compared with the amounts shown on the Company's audited balance sheet for the fiscal year ended June 30, 2001 and the unaudited balance sheet for the three months ended September 30, 2001 incorporated by reference in the Registration Statement; and

                           (iii) they have performed certain other procedures as may be permitted under generally accepted auditing standards as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth or incorporated by reference in the Registration Statement and the Prospectus and reasonably specified by the Underwriter agrees with the accounting records of the Company.

                           References to the Registration Statement and the
                  Prospectus in this paragraph (e) are to such documents as amended and supplemented at the date of the letter.

                  (f) The Company shall furnish to the Underwriter at the Delivery Date an opinion of Porter & Hedges, L.L.P., counsel for the Company and its Subsidiaries, addressed to the Underwriter and dated the Delivery Date and in form and substance reasonably satisfactory to Latham & Watkins, counsel for the Underwriter, stating that:

                           (i) The Company's capitalization consists of 200,000,000 shares of Common Stock, of which at December 12, 2001, 102,546,713 shares are outstanding and 12,394,191 shares are reserved for issuance pursuant to outstanding options, warrants and convertible securities; the Company's certificate of incorporation gives the Company's board of directors the authority, without further shareholder action, to redesignate all of the authorized and unissued shares of the Company's Common Stock into one or more series of preferred stock; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued and outstanding capital stock or partnership interests, as applicable, of each of the Subsidiaries has been duly and validly authorized and issued and are fully paid and non-assessable, and, except for directors qualifying shares and except as set forth in the Prospectus, all of the outstanding shares of capital stock or partnership interests, as applicable, of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company; other than stock option grants to employees and directors and except as disclosed in the Prospectus, to such counsel's knowledge after due inquiry, there are no outstanding (i) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such

                  Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

                           (ii) the Company and its Subsidiaries each has been duly organized and is validly existing in good standing under the laws of its respective jurisdiction of organization with full corporate power and authority to own its respective properties and to conduct its respective business as described in the Registration Statement and Prospectus and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions described in this Agreement, except where the failure by any of such subsidiaries to be organized, validly existing and in good standing, or the failure to have such power or authority would not reasonably be expected to have a Material Adverse Effect;

                           (iii) the Company and its Subsidiaries are duly qualified or licensed by each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified or licensed would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary's capital stock or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary's property or assets to the Company or to any other Subsidiary;

                           (iv) to such counsel's knowledge, neither the Company nor any of its Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), any license, indenture, mortgage, deed of trust, loan or credit agreement or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected or under any law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries, except such breaches or defaults which would not reasonably be expected to have a Material Adverse Effect;

                           (v) the execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement do not and will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under) (i) any provisions of the articles of incorporation, charter or by-laws of the Company or any Subsidiary, (ii) any provision of any material license, indenture, mortgage, deed of trust, loan, credit or other agreement or instrument known to such counsel and to which the Company or any Subsidiary is a party or by which any of them or their respective properties or assets may be bound or affected, (iii) any law or regulation binding upon or applicable to the Company or any Subsidiary or any of their respective properties or assets or (iv) any decree, judgment or order known to such counsel to be applicable to the Company or any Subsidiary, (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or assets of the Company or its Subsidiaries, (C) accelerate the right of any holder of a security or obligation of the Company or its Subsidiaries to receive a payment prior to maturity or
                  (D) trigger a change in control provision under any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument known to such counsel to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties is bound, except for such breaches or defaults which would not have a Material Adverse Effect;

                           (vi) this Agreement has been duly authorized, executed and delivered by the Company;

                           (vii) except for approvals in connection with the listing of the Shares on the New York Stock Exchange, no approval, authorization, consent or order of or filing with any federal or state governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of this Agreement, the consummation of the transaction contemplated hereby, and the sale and delivery of the Shares by the Company as contemplated hereby, other than such as have been obtained or made under the Securities Act and the Securities Act Regulations, and except that such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriter or any approval of the underwriting terms and arrangements by the National Association of Securities Dealers, Inc.;

                           (viii) the Shares have been duly authorized and when the Shares have been issued and duly delivered against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid and nonassessable, and the Underwriter will acquire the good and marketable title to the Shares, free and clear of any pledge, lien, encumbrance, security interest, or other claim;

                           (ix) the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the articles of incorporation, charter or by-laws of the Company, or under any agreement known to such counsel to which the Company or any of its Subsidiaries is a party or, to such counsel's knowledge, otherwise;

                           (x) to such counsel's knowledge, there are no persons with registration or other similar rights to have any equity securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement;

                           (xi) the Shares conform in all material respects to the description thereof contained in the Registration Statement and Prospectus;

                           (xii) the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the articles of incorporation and by-laws of the Company and the requirements of the New York Stock Exchange;

                           (xiii) the Registration Statement has become effective under the Securities Act, the Prospectus was filed with the Commission pursuant to the subparagraph of rule 424(b) of the Securities Act Regulations specified in such opinion on the date specified in such opinion and no stop order suspending the effectiveness of the Registration Statement has been issued and, to such counsel's knowledge, no proceedings with respect thereto have been commenced or threatened;

                           (xiv) as of the effective date of the Registration Statement and the date of filing of the Prospectus (including any amendment or supplement thereto), respectively, the Registration Statement and the Prospectus (except as to the financial statements and other financial and statistical data contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

                           (xv)     the statements under the caption
                  "Description of Capital Stock" in the Registration Statement and the Prospectus, insofar as such statements constitute a summary of the legal matters referred to therein, constitute accurate summaries thereof in all material respects; and

                           (xvi) to such counsel's knowledge, there are no contracts or documents of a character which are required to be filed as exhibits to the Registration Statement or required to be described or summarized in the Prospectus which have not been so filed, summarized or described, and all such summaries and descriptions, in all material respects, fairly and accurately set forth the material provisions of such contracts and documents.

                  To the extent deemed advisable by such counsel, they may rely as to matters of fact on certificates of responsible officers of the Company and public officials and on the opinions of other counsel satisfactory to the Underwriter as to matters which are governed by laws other than the laws of the States of New York and Texas, the General Corporation Law of the State of Delaware and the Federal laws of the United States; provided that such counsel shall state that in their opinion the Underwriter and they are justified in relying on such other opinions. Copies of such certificates and other opinions shall be furnished to the Underwriter and counsel for the Underwriter.

                  In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of
                                      15
         the Underwriter and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as specified the foregoing opinion), on the basis of the foregoing, no facts have come to the attention of such counsel which lead such counsel to reasonably believe that the Registration Statement at the time it became effective (except with respect to the financial statements and notes and schedules thereto and other financial data, as to which such counsel need express no belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as amended or supplemented (except with respect to the financial statements, notes and schedules thereto and other financial data, as to which such counsel need make no statement) on the date thereof contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  The foregoing opinion shall be rendered to the Underwriter at the request of the Company and shall so state therein.

                  (g) All corporate proceedings required to be taken in connection with the sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and its counsel and the Underwriter shall have received from Latham & Watkins a favorable opinion, addressed to the Underwriter and dated the Delivery Date, with respect to the matters covered in paragraphs (xiii) and (xiv) of Section 4(f) hereof, and such other related matters as the Underwriter may reasonably request, and the Company shall have furnished to Latham & Watkins such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                  (h) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus (A) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (B) any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause
         (A) or (B), is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such delivery date on the terms and in the manner contemplated in the Prospectus.

                  (i) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

                  (j) Subsequent to the execution and delivery of this Agreement there shall not have occurred a suspension of trading in the Common Stock for at least one full trading day on the New York Stock Exchange and trading in securities on the New York Stock Exchange generally shall not have been suspended.

                  (k) The New York Stock Exchange shall have approved the Shares for listing, subject only to official notice of issuance.

                  (l) The Underwriter shall have received lock-up agreements from each executive officer of the Company and all but one of the directors of the Company, in the form of EXHIBIT A attached hereto; provided that the Company will use its commercially reasonable best efforts to cause all of its directors to execute such lock-up agreements and deliver them to the Underwriter on or before the Delivery Date.

                  (m) The Company shall have furnished or caused to be furnished to the Underwriter such further certificates or documents customarily furnished in connection with an underwritten public offering of common stock, as the Underwriter shall have reasonably requested.

                  5.       COVENANTS OF THE COMPANY.

                  (a)      The Company covenants and agrees as follows:

                           (i)      The Company will cause a prospectus
                  supplement to be filed (but only if the Underwriter or its counsel has not reasonably objected thereto by notice to the Company after having been furnished a copy a reasonable time prior to filing) in connection with the offering of the Shares and will notify the Underwriter promptly of such filing.

                           (ii) Until the completion of the distribution of the Shares, the Company shall promptly advise the Underwriter in writing (i) when any amendment to the Registration Statement shall have become effective or any supplement to the Prospectus has been filed, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iii) of the issuance of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. For a period of 60 days after the Delivery Date, the Company shall not file any amendment of the Registration Statement or supplement to the Prospectus, in each case, relating to the offering of the Shares unless the Company has furnished the Underwriter a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Underwriter reasonably objects. The Company shall use its best efforts to prevent the issuance of any stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                           (iii) Until the completion of the distribution of the Shares, the Company shall deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the filing of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Underwriter and, upon its request, to prepare and furnish without charge to the Underwriter as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

                           (iv) The Company shall make generally available to its security holders and to the Underwriter as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the effective date of the Registration Statement occurs (or 90 days if such 12-month period coincides with the Company's fiscal year), an earning statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of
                  Section 11(a) of the Securities Act and Rule 158 of the Rules.

                           (v) The Company shall furnish to the Underwriter and counsel for the Underwriter, upon request and without charge, copies of the Registration Statement (including all exhibits thereto and amendments thereof) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Securities Act Regulations, as many copies of the Prospectus and any amendments thereof and supplements thereto as the Underwriter may reasonably request.

                           (vi) The Company shall reasonably cooperate with the Underwriter and counsel for the Underwriter in endeavoring to qualify the Shares for offer and sale in connection with the offering under the laws of such jurisdictions as the Underwriter and the Company have mutually agreed are appropriate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

                           (vii) Without the prior written consent of the Underwriter, for a period of 90 days after the date of this Agreement, the Company shall not (i) register with the Commission (other than on Form S-8 or on any successor form), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option to contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any equity securities of the Company or any securities convertible into or exercisable or exchangeable for equity securities of the Company or any right to acquire equity securities of the Company, or (ii) enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of any equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, except for (A) the issuance of the Shares pursuant to the Prospectus, (B) the issuance of options granted to employees and directors of the Company by the compensation committee of the Board of Directors, provided that any such options not be exercisable within 60 days of the date of this Agreement, (C) the issuance of equity securities of the Company in connection with the acquisition of any company that is not an affiliate of the Company, (D) the issuance of equity securities of the Company in exchange for outstanding securities of the Company, (E) the issuance of equity securities of the Company upon the exercise of outstanding options, warrants or other securities convertible into or exchangeable for equity securities of the Company and
                  (F) a post-effective amendment to the Company's "universal" shelf registration statement on Form S-4 to register additional shares of Common Stock, provided that any takedown of this shelf registration statement must comply with the provisions of this paragraph.

                           (viii) On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the New York Stock Exchange, including any required registration under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

                           (ix) The Company will apply the net proceeds from the offering of the Shares in the manner set forth under "Use of Proceeds" in the Prospectus.

                  (b) The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Shares and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Prospectus and any amendments and exhibits thereto; (c) the costs of distributing the Prospectus as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) any applicable listing or other fees; (e) the fees and expenses (not in excess, in the aggregate, of $10,000, including related fees and expenses of counsel to the Underwriter) of qualifying the Shares under the securities laws of the several jurisdictions as provided in Section 5(a)(vi) and of preparing, printing and distributing a Blue Sky Memorandum; (f) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and one-half of the cost of any aircraft chartered in connection with the road show and (g) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 5 and in Section 9 the Underwriter shall pay its own costs and expenses.

                  6.       INDEMNIFICATION AND CONTRIBUTION.

                  (a) The Company shall indemnify and hold harmless the Underwriter, its officers and employees and each person, if any, who controls the Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which the Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares ("MARKETING MATERIALS"), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), (ii) the omission or alleged omission to state in the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by the Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriter through its gross negligence or willful misconduct), and shall reimburse the Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the

         Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company through the Underwriter by or on behalf of the Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 6(e).

                  (b) The Underwriter, shall indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company through the Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

                  (c) Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been materially prejudiced by such failure and, PROVIDED FURTHER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this
         Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (d) If the indemnification provided for in this Section 6 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriter with respect to the shares of the Shares purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Shares under this Agreement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) The Underwriter confirms and the Company acknowledges that the statements with respect to the public offering of the Shares by the Underwriter set forth on the cover page of, the disclosure concerning over-allotments and the concession and reallowance figures appearing under the caption "Underwriting" in, the Prospectus are correct and constitute the only information concerning the Underwriter furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement and the Prospectus.

                  7.       INTENTIONALLY OMITTED.

                  8. TERMINATION. The obligations of the Underwriter hereunder may be terminated by the Underwriter by notice given to and received by the Company prior to delivery of and payment for the Shares if, prior to that time, any of the events described in Sections 4(h), 4(i) or 4(j), shall have occurred or if the Underwriter shall decline to purchase the Shares for any reason permitted under this Agreement.

                  9. REIMBURSEMENT OF UNDERWRITER'S EXPENSES. If the Company shall fail to tender the Shares for delivery to the Underwriter by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriter's obligations hereunder required to be fulfilled by the Company (including, without limitation, with respect to the transactions contemplated by this Agreement) is not fulfilled, the Company will reimburse the Underwriter for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriter in connection with this Agreement and the proposed purchase of the Shares, and upon demand the Company shall pay the full amount thereof to the Underwriter.

                  10. MISCELLANEOUS. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 6 hereof, and shall survive delivery of and payment for the Shares. The provisions of Sections 5(b), and 6 shall survive the termination or cancellation of this Agreement.

                  This Agreement has been and is made for the benefit of the Underwriter, the Company and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling the Underwriter, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Shares from the Underwriter merely because of such purchase.

                  All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Underwriter, c/o Lehman Brothers Inc., 101 Hudson Street, Jersey City, New Jersey 07302, Attention: Syndicate Department, facsimile (201) 524-5451 with a copy to Raymond Y. Lin, Latham & Watkins, 885 Third Avenue, New York, New York 10022, and (b), if to the Company, to the offices of the Company at Key Energy Services, Inc., 400 South River Road, New Hope, Pennsylvania 18938, Attention: General Counsel, with a copy to Samuel N. Allen, Porter & Hedges, L.L.P., 700 Louisiana Street, Houston, Texas 77002.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

                  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  Please confirm that the foregoing correctly sets forth the agreement among us.

                                 Very truly yours,

                                 KEY ENERGY SERVICES, INC.



                                 By: /s/ Jack D. Loftis, Jr.

                                 Name: Jack D. Loftis, Jr.

                                 Its: Senior Vice President and General Counsel


Confirmed:


LEHMAN BROTHERS INC.



By: /s/ James E. Saxton, Jr.

    Name: James E. Saxton, Jr.
    Title: Senior Vice President

                                   Schedule I
                    Significant Subsidiaries ("SUBSIDIARIES")


Yale E. Key, Inc.
Odessa Exploration Incorporated
Key Energy Services - California, Inc.
Brooks Well Servicing, Inc.
Key Four Corners, Inc.
Key Rocky Mountain, Inc.
Key Energy Drilling, Inc.
WellTech Eastern, Inc.
Dawson Production Management, Inc.
Dawson Production Partners, L.P.
WellTech Mid-Continent, Inc.















                              Schedule I

                                                                       EXHIBIT A
                                                  Form of Director and Executive
                                                       Officer Lock-up Agreement



                                LOCK-UP AGREEMENT


                                December __, 2001



KEY ENERGY SERVICES, INC.
400 South River Road
New Hope, Pennsylvania 18938

Lehman Brothers Inc.
101 Hudson Street
Jersey City, New Jersey 07302

Ladies and Gentlemen:

                  The undersigned understands that Lehman Brothers Inc., (the "UNDERWRITER"), proposes to enter into an Underwriting Agreement with Key Energy Services, Inc. (the "COMPANY") providing for the public offering by the Underwriter, of Common Stock, par value $.10 per share (the "COMMON STOCK"), of the Company (the "PUBLIC OFFERING").

                  In consideration of the Underwriter's agreement to purchase and undertake the Public Offering of the Company's Common Stock and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned agrees that, without the prior written consent of the Underwriter, he, she or it will not, during the period commencing on the date hereof and ending 90 days after the date of this agreement, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option to contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of the Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or any right to acquire Common Stock, or (ii) enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions shall not apply to (i) exercise of options or warrants, or (ii) transfers, without consideration, of the Common Stock or any securities convertible into, or exercisable or exchangeable for Common Stock to family members or to one or more trusts established for the benefit of one or more family members, provided that the transferee executes and delivers to the Underwriter, an agreement whereby the transferee agrees to be bound by all of the foregoing terms and provisions.

                  In addition, the undersigned agrees that the Company may, (i) with respect to any shares of Common Stock for which the undersigned is the record holder, cause the transfer agent for the Company to note stop-transfer instructions with respect to such shares of Common Stock


                               Exhibit A
consistent with the foregoing paragraph on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such shares of Common Stock to cause the transfer agent for Company to note stop-transfer instructions with respect to such shares of Common Stock consistent with the foregoing paragraph on the transfer books and records of the Company.

                  The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement, and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.



                                            Very truly yours,



                                            ------------------------------





--------------------------
(Name - Please Type)




--------------------------

--------------------------

--------------------------
(Address)




--------------------------
(Social Security or Taxpayer Identification No.)



                               Exhibit A